AGREEMENT

FOR

ISSUANCE OF STOCK

This Agreement For Issuance Of Stock (“Agreement”), is entered into as of October 31, 2005, by and between EXABYTE CORPORATION, a Delaware corporation with principal offices at 2108 55th Street, Boulder Colorado 80301 (“Exabyte”), and IMATION CORP., a Delaware corporation with principal offices at 1 Imation Place, Oakdale, Minnesota 55128 (“Imation”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Amendment No. 2 (as defined below).

RECITALS

WHEREAS, in consideration and exchange for receipt of the Shares and the Warrants (both as defined below) issuable by Exabyte to Imation pursuant to this Agreement and for other consideration, Imation has agreed to the terms, conditions, obligations and transactions set forth in Amendment No. 2 to that certain Media Distribution Agreement, dated November 7, 2003, by and between Exabyte and Imation (“Amendment No. 2”), which Amendment No. 2 is dated of even date herewith; and

WHEREAS, a condition to the parties obligations under Amendment No. 2 is that Exabyte and Imation enter into this Agreement on the date hereof, pursuant to which the Shares and the Warrants will be issued to Imation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth set forth in this Agreement and in Amendment No. 2, Exabyte and Imation mutually agree as follows:

1.	AUTHORIZATION OF ISSUANCE OF THE SHARES AND THE WARRANTS

Pursuant to the terms and conditions of this Agreement and Amendment No. 2, Exabyte has authorized the issuance of (i) shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Exabyte, pursuant to Section 2.1 of this Agreement, and (ii) warrants to purchase Common Stock, pursuant to Section 2.2 of this Agreement. When issued, the Common Stock shall have the terms and conditions set forth in Exabyte’s Restated Certificate of Incorporation in existence on the date of this Agreement, except that it is acknowledged that Exabyte may amend its Restated Certificate of Incorporation to provide for a reverse stock split of the common stock and may also create one or more new series of preferred stock, both prior to the issuance of Common Stock pursuant to this Agreement.

2.	AGREEMENT TO ISSUE THE SHARES AND THE WARRANTS
2.1	Issuance of Shares

Pursuant to the terms and conditions of this Agreement and Amendment No. 2, in consideration of Imation’s agreement to the terms, conditions and obligations set forth in Amendment No. 2, Exabyte agrees to issue to Imation at the Closing (as defined below) that number of Shares having an aggregate value, based on the Exabyte Common Stock Price, equal to Three Million Dollars ($3,000,000.00). For purposes of this Agreement, the “Exabyte Common Stock Price” shall equal $2.00 per Share. The parties acknowledge that the Exabyte Common Stock Price reflects the 10-for-1 reverse split of Exabyte’s outstanding Common Stock, which occurred immediately prior to the Closing Date. The Exabyte Common Stock Price shall be equitably adjusted to give effect to all stock combinations or stock splits affecting the Common Stock and all dividend distributions payable to holders of Common Stock in shares of additional Common Stock.

2.2	Issuance of Warrants

Pursuant to the terms and conditions of this Agreement and Amendment No. 2, in consideration of Imation’s agreement to the terms, conditions and obligations set forth in Amendment No. 2, Exabyte agrees to issue to Imation at the Closing (as defined below) warrants to purchase 750,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.80 per share of Common Stock (subject to adjustment as provided in the Warrant) (the “Warrant Price”), in the form attached hereto as Exhibit A (the “Warrants”). The parties acknowledge that the Warrant Price reflects the 10-for-1 reverse split of Exabyte’s outstanding Common Stock, which occurred immediately prior to the Closing Date.

3.	DELIVERY OF THE SHARES AND THE WARRANTS

The issuance of the Shares and the Warrants (the “Closing”) shall occur at the executive offices of Exabyte concurrently with the First Closing Date as defined in the Amendment No. 2 or at such other time and date as may be agreed by the parties (the “Closing Date”).

3.1	Closing Deliveries

At the Closing, Exabyte shall execute and deliver the Warrants to Imation and authorize its transfer agent (the “Transfer Agent”) to issue to Imation one or more stock certificates registered in the name of Imation, or in such nominee name(s) as designated by Imation in writing, representing the number of Shares issued to Imation at the Closing pursuant to Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 under the Securities Act.

3.2	Closing Conditions

(a)   Exabyte’s obligation to complete the issuance of the Shares and the Warrants at the Closing shall be subject to the condition (which may be waived by Exabyte) that the representations and warranties made by Imation shall be accurate in all material respects as of the Closing Date and the undertakings of Imation to be fulfilled on or before such Closing shall have been fulfilled in all material respects as of the Closing Date. Imation shall have delivered to Exabyte a certificate executed on behalf of Imation by the chairman of the board, president or chief financial officer of Imation, dated as of the date of such closing, in form and substance reasonably satisfactory to Exabyte, to the effect that the representations and warranties of Imation set forth in Section 5 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of the Closing, and that Imation has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before Closing.

(b)   Imation’s obligation to accept delivery of the Warrants and the stock certificates representing the Shares shall be subject to the following conditions, any one or more of which may be waived by Imation with respect to Imation’s obligation:

(i)           the representations and warranties made by Exabyte in this Agreement shall be accurate in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects) and the undertakings of Exabyte to be fulfilled on or prior to such Closing shall have been fulfilled in all material respects; and

(ii)          Exabyte shall have delivered to Imation a certificate executed on behalf of Exabyte by the chairman of the board or president and the chief financial or accounting officer of Exabyte, dated as of the date of such closing, in form and substance reasonably satisfactory to Imation, to the effect that the representations and warranties of Exabyte set forth in Section 4 hereof are true and correct in all material respects as of the date of this Agreement and as of the date of the Closing, and that Exabyte has complied with all the agreements and satisfied all the conditions in this Agreement on its part to be performed or satisfied on or before Closing.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF EXABYTE

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to be representations and warranties as if made hereunder, Exabyte hereby represents and warrants to Imation as follows at the date hereof and hereby covenants in regard to the last sentence of Section 4.18 and as to Section 4.19 (which representations, warranties and covenants shall be deemed to apply, where appropriate, to each subsidiary of Exabyte):

4.1	Organization and Qualification

Exabyte has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. Exabyte has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. Exabyte is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the financial condition or the earnings, assets, business affairs or business prospects of Exabyte and its subsidiaries (a “Material Adverse Effect”).

4.2	Capitalization

(a)   As of the date hereof, the authorized capital stock of Exabyte consists of 350,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock, of which 1,500,000 shares have been designated as Series G Preferred Stock, 9,650,000 shares have been designated as Series H Preferred Stock, 10,000,000 shares have been designated as Series I Preferred Stock and 55,000 shares have been designated as Series AA Preferred Stock.

(b)   As of September 30, 2005, the issued and outstanding capital stock of Exabyte consisted of 119,714,468 shares of Common Stock and 44,909 shares of Series AA Preferred Stock. The shares of issued and outstanding capital stock of Exabyte have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(c)   As of September30, 2005 Exabyte has reserved 44,909,000 shares of Common Stock for issuance upon conversion of the Series AA Preferred Stock, 52,972,103 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant under Exabyte’s stock option plans, and 13,472,712 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Common Stock.

With the exception of the foregoing, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by Exabyte to purchase shares of Common Stock or other securities of Exabyte and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

4.3	Issuance and Delivery of the Shares and the Warrants

(a)   The Shares have been duly authorized for issuance to Imation pursuant to this Agreement and Amendment No. 2 and, when issued and delivered by Exabyte pursuant to this Agreement and Amendment No. 2 for the consideration set forth in this Agreement and Amendment No. 2, will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The certificates evidencing the Shares are in due and proper form under Delaware law. The Warrants and the Warrant Shares have been duly authorized for issuance. When issued in accordance with this Agreement, the Warrants will be valid and binding obligations of the Company enforceable in accordance with their terms. The Warrant Shares has been duly reserved for issuance and, when issued upon exercise of the Warrants, the Warrant Shares will be validly issued and fully paid and nonassessable and free and clear of all pledges, liens and encumbrances.

(b)  The issuance of the Shares, the Warrants and the Warrant Shares is not subject to preemptive or other similar rights. No approval or authority of the shareholders of Exabyte will be required for the issuance of the Shares, the Warrants or the Warrant Shares to be issued by Exabyte or any other transaction contemplated in this Agreement and Amendment No. 2.

(c)   Subject to the accuracy of Imation’s representations and warranties in Section 5 of this Agreement, the offer and issuance of the Shares, the Warrants and the Warrant Shares in conformity with the terms of this Agreement and Amendment No. 2 constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

4.4	Financial Statements

The consolidated financial statements included (as exhibits or otherwise) in Exabyte’s annual report on Form 10-K for the fiscal year ended December 30, 2004, Exabyte’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 and Exabyte’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005 (the “Exabyte Documents”) are complete and correct in all material respects and present fairly the financial position of Exabyte and its subsidiaries as of the dates indicated and the results of their operations for the periods specified. Except as otherwise stated in such Exabyte Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the financial statements present fairly the information stated in the financial statements. The financial and statistical data set forth in Exabyte Documents were prepared on a basis of accounting consistent with such financial statements.

4.5	No Material Change

Since June 30, 2005, except as disclosed in Exabyte’s Form 10-Q for the three months ended June 30, 2005,

(a)   there has been no material adverse change or any development involving a prospective material adverse change in or affecting the financial condition, or the earnings, assets, business affairs or business prospects of Exabyte, whether or not arising in the ordinary course of business;

(b)   except as set forth in Exabyte’s Form 8-K filed with the SEC on September 14, 2005 and except for Amendment No. 2 and any New $4+ million Financing (as defined in Amendment No. 2 ), there have been no transactions entered into by Exabyte other than those in the ordinary course of business, which are material with respect to Exabyte;

(c)   except for dividends paid on Series AA Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by Exabyte on any class of its capital stock;

(d)   except as set forth in Amendment No. 2, there has been no material change or amendment to a material contract or arrangement by which Exabyte or any of its assets or properties is bound or subject;

(e)   there has been no satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Exabyte, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of Exabyte (as such business is presently conducted and as it is proposed to be conducted);

(f)    there has been no mortgage, pledge, transfer of a security interest in, or lien, created by Exabyte, with respect to any of its material properties or assets, except liens for taxes not yet due or payable; and

(g)   there has been no loan or guarantee made by Exabyte to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business.

4.6	No Defaults

Exabyte is not in violation of its certificate of incorporation or bylaws or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or material agreement to which Exabyte is a party or by which it may be bound, or to which any of the property or assets of Exabyte is subject, except as set forth in Exabyte’s Form 10-K for the year ended December 31, 2004 and in Exabyte’s Form 10-Qs for the three months ended March 31, 2005 and June 30, 2005.

4.7	No Actions

There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of Exabyte, threatened, against or affecting Exabyte which, singly or in the aggregate, might result in a Material Adverse Effect, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, nor, to the knowledge of Exabyte’s executive officers without further investigation, is there any reasonable basis therefor. Exabyte is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would have a Material Adverse Effect.

4.8	Permits

Exabyte possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits from all state, federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and Exabyte has not received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of Exabyte.

4.9	Due Execution, Delivery and Performance

(a)   This Agreement has been duly executed and delivered by Exabyte and constitutes a valid and binding obligation of Exabyte, enforceable against Exabyte in accordance with its terms.

(b)  The execution, delivery and performance of this Agreement and Amendment No. 2 and the consummation of the transactions contemplated in this Agreement and Amendment No. 2 and the fulfillment of the terms of this Agreement and Amendment No. 2, including the issuance and delivery of the Shares, the Warrants and the Warrant Shares, (i) have been duly authorized by all necessary corporate action on the part of Exabyte, its directors and stockholders; (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Exabyte pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which Exabyte is a party or by which it may be bound, or to which any of the property or assets of Exabyte is subject; (iii) will not trigger antidilution rights[, except for the antidilution rights of the Series AA Preferred that are triggered by any New $4+ Million Financing, ] or other rights to acquire additional equity securities of Exabyte; and (iv) will not result in any violation of the provisions of the certificate of incorporation or bylaws of Exabyte or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

4.10	Compliance

Exabyte has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect.

4.11	Contributions

To Exabyte’s knowledge, neither Exabyte nor any employee or agent of Exabyte has made any payment of funds of Exabyte or received or retained any funds in violation of any law, rule or regulation.

4.12	Taxes

Exabyte has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and Exabyte is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

4.13	Prior Offerings

To Exabyte’s knowledge, all offers and sales of capital stock of Exabyte before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

4.14	Other Governmental Proceedings

To Exabyte’s knowledge, there are no rulemaking or similar proceedings before any Federal, state, local or foreign government bodies that involve or affect Exabyte, which, if the subject of an action unfavorable to Exabyte, would have a Material Adverse Effect.

4.15	Non-Competition Agreements

To the knowledge of Exabyte, any full-time employee who has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than Exabyte is neither in violation of nor is expected to be in violation of that agreement as a result of the business currently conducted or expected to be conducted by Exabyte or such person’s performance of his or her obligations to Exabyte. Exabyte has not received written notice that any consultant or scientific advisor of Exabyte is in violation of any noncompetition, non-disclosure, confidentiality or similar agreement.

4.16	Governmental/ Regulatory Consents

No registration, authorization, approval, qualification or consent with or required by any court or governmental regulatory authority or agency is necessary in connection with the execution and delivery of this Agreement or the offering, or issuance of the Shares or the Warrants under this Agreement.

4.17	Securities and Exchange Commission Filings

Exabyte has timely filed during the past twelve months with the Securities and Exchange Commission (the “Commission”) all forms, reports, schedules, statements and other documents (collectively, as supplemented and amended since the time of filing, the “SEC Reports”) required to be filed by Exabyte under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC Reports (i) were prepared in all material respects in accordance with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any SEC Report that was superseded by subsequent SEC Reports.

4.18	No Integrated Offering

Neither Exabyte, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares, the Warrants or the Warrant Shares to Imation. The issuance of the Shares the Warrants and the Warrant Shares to Imation will not be integrated with any other issuance of Exabyte’s securities (past, current or future) for purposes of the Securities Act that would require registration under the Securities Act of such other securities. Exabyte will not make any offers or sales of any security (other than the Shares, the Warrants or the Warrant Shares ) that would cause the offering of the Shares the Warrants or the Warrant Shares to be

integrated with any other offering of securities by Exabyte for purposes of any registration requirement under the Securities Act that would require registration under the Securities Act of such securities.

4.19	No Manipulation of Stock

Exabyte has not taken and will not take any action in violation of applicable law that is designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Warrants or the Warrant Shares.

4.20	Warrant

The form of Warrant attached hereto as Exhibit A is substantially similar in form to that issued in connection with the New $4+ million Financing.

4.21	Title to Property and Assets

Exabyte owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair Exabyte’s ownership or use of such property or assets, (iii) liens and security interests under Exabyte’s bank credit agreement, as it may be amended from time to time, with Wells Fargo Business Credit and (iv) any liens, encumbrances and security interests arising from Amendment No. 2 and from any New $4+ Million Financing. With respect to the property and assets it leases, Exabyte is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii).

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF IMATION
5.1	Securities Law Representations and Warranties

Imation represents and warrants as of the date hereof and covenants to Exabyte as follows:

(a)   Imation is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the acquisition of the Shares and the Warrants, including investments in securities issued by Exabyte.

(b)   Imation is acquiring the number of Shares and Warrants set forth in Section 2 above for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only, and has no present intention of distributing any of the Shares or Warrants nor any arrangement or understanding with any other persons regarding the distribution of such securities within the meaning of Section 2(11) of the Securities Act.

(c)   Imation will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants except in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(d)   Imation is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)   The address of Imation’s office at which the decision to invest in the Shares and Warrants was made is set forth in the first paragraph of this Agreement.

5.2	Resales of Shares and Warrants

(a)   Imation hereby covenants with Exabyte not to make any sale of the Shares or Warrants without satisfying the requirements of the Securities Act and the Rules and Regulations.

(b)   Imation further covenants that, if requested by Exabyte or any managing underwriter for Exabyte, Imation shall not sell or otherwise transfer or dispose of any Shares (other than pursuant to such registration) during the 60-day period following the effective date of any registration statement relating to an underwritten public offering of Common Stock, other than a registration on Form S-4 or Form S-8 or similar forms which may be promulgated in the future.

5.3	Due Execution, Delivery and Performance

Imation represents and warrants to Exabyte as follows:

(a)   This Agreement has been duly executed and delivered by Imation and constitutes the valid and binding obligation of Imation, enforceable against Imation in accordance with its terms.

(b)  The execution, delivery and performance of this Agreement and Amendment No. 2 and the consummation of the transactions contemplated in this Agreement and Amendment No. 2 and the fulfillment of the terms of this Agreement and Amendment No. 2 have been duly authorized by all necessary corporate action on the part of Imation and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Imation pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which Imation is a party or by which it may be bound, or to which any of the property or assets of Imation is subject, nor will such action result in any violation of the provisions of the charter or bylaws of Imation or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

5.4	Prohibition on Shorting

Imation represents, warrants and covenants to Exabyte that neither Imation nor its affiliates (a) has ever held or will hold any (i) short positions in Exabyte’s securities or (ii) put or other option to dispose of Exabyte’s securities, or (b) has ever entered into or will enter into any transaction that has the effect of or is equivalent to selling short Exabyte’s securities.

6.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by Exabyte and Imation in this Agreement and in the certificates for the Shares delivered pursuant to this Agreement shall survive the execution of this Agreement and the delivery to Imation of the Shares being acquired.

7.	FORM D FILING; REGISTRATION RIGHTS
7.1	Form D Filing

Exabyte shall file in a timely manner a Form D relating to the issuance of the Shares and the Warrants under this Agreement, pursuant to Securities and Exchange Commission Regulation D.

7.2	Registration Rights

Exabyte shall:

(a)          as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-1 (unless Exabyte is not then eligible to register the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) (the “S-1 Registration Statement,” which includes any additional registration statements contemplated by the Securities Act, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement) for an offering to be made on a continuous basis pursuant to Rule 415 covering the resale by Imation of the Registrable Securities on a public trading market, including without limitation, the OTC Bulletin Board on which the Common Stock is then traded or in privately negotiated transactions (the “S-1 Registration”). For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Shares, (ii) the shares issuable upon exercise of the Warrants (the “Warrant Shares”), (iii) any securities issued or issuable upon any stock split, dividend or other distribution recapitalization or similar transactions with respect to the Shares or the Warrant Shares, and (iv) any additional shares issuable in connection with any anti-dilution provisions associated with the Shares or the Warrant Shares, that are deemed to be covered by the S-1 Registration pursuant to Rule 416 under the Securities Act;

(b)          if and when Exabyte is neither subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, provide Imation with any information required to permit the sale of the Registrable Securities under Rule 144A of the Securities Act;

(c)          subject to receipt of necessary information from Imation, use its reasonable best efforts to cause the Commission to notify Exabyte of the Commission’s willingness to declare the S-1 Registration Statement effective on or before the 90th calendar day following the Closing Date (the 120th calendar day following the Closing Date in the case of a “full review” by the Commission);

(d)          notify Imation promptly upon the S-1 Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

(e)          subject to Section 7.3, prepare and file with the Commission such amendments and supplements to the S-1 Registration Statement and the related prospectus and take such other action, if any, as may be necessary in using reasonable best efforts to keep the S-1 Registration Statement effective until the earlier of (i) the date on which all of the Registrable Securities may be resold by Imation without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Registrable Securities have been sold pursuant to the S-1 Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect (the “Effectiveness Period”);

(f)           promptly furnish to Imation such reasonable number of copies of the prospectus, including any supplements to or amendments of the prospectus, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by Imation;

(g)          use reasonable efforts to register or qualify the resale of the Registrable Securities as required under applicable Blue Sky laws of each state within the United States as Imation requests in writing and to keep such registration or qualification (or exemption from such registration or qualification) effective during the Effectiveness Period;

(h)          advise Imation promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the S-1 Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest practicable moment if such stop order should be issued;

(i)           give written notice to Imation if Exabyte shall, at any time during the Effectiveness Period where there is not an effective registration statement covering all of the Registrable Securities, determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, other than any registration statement filed pursuant to the Registration Rights Agreement, dated May 3, 2004, among Exabyte and purchasers of Series AA Preferred Stock of Exabyte, as it may be amended from time to time and any replacement agreement therefore. If within fifteen days after receipt of such notice, Imation shall so request in writing, Exabyte shall include in such registration statement all or any part of such Registrable Securities Imation requests to be registered; and

(j)           bear all expenses in connection with the procedures in paragraphs (a) through (j) of this Section 7.2 and the registration of the Registrable Securities, including all fees and expenses of filings to be made with the applicable markets or exchanges on which the Common Stock is listed or quoted for trading. In no event shall Exabyte be responsible for any broker or similar commissions or any legal fees or other costs of Imation.

7.3	Temporary Blackout.

If Exabyte shall furnish to Imation a certificate signed by the President of Exabyte stating that in the good faith judgment of the Board of Directors of Exabyte, because of undisclosed material information which would have to be disclosed, it would have a material adverse effect on Exabyte and its stockholders for the S-1 Registration Statement (or any amendment or supplement thereto) to be filed at such time, then the Company shall have the right to defer the filing of the Form S-1 Registration Statement and/or the related prospectus (or any amendment or supplement thereto) for one (1) period of not more than ninety (90) days. In that event, Exabyte may notify Imation that the use of the S-1 Registration Statement and/or the related prospectus must be suspended until any requisite changes have been made to the S-1 Registration Statement and/or the related prospectus. Imation shall maintain the confidentiality of any and all such information relating to such a suspension until such undisclosed material information either becomes public or is no longer material.

7.4	Information from Imation.

Exabyte may require, at any time prior to any filing of the S-1 Registration Statement, the related Prospectus or any amendment or supplement, that Imation furnish to Exabyte a statement as to the number of shares of Common Stock beneficially owned by Imation and, if requested, any controlling person of Imation, and information regarding any plan of distribution of the Registrable Securities, within three trading days of Exabyte’s request. During any periods that Exabyte is unable to meet its obligations under Section 7.2 with respect to registration of the Registrable Securities solely because Imation fails to furnish such information within three trading days of Exabyte’s request, Exabyte shall be deemed to be in full compliance with this Agreement and those days shall not be included in the calculation of any time period for filing or effectiveness of the S-1 Registration Statement.

7.5	Indemnification
7.5.1

In connection with the registration of the Registrable Securities, Exabyte agrees to indemnify Imation, its partners or officers, directors, subsidiaries and each party who controls Imation (each, an “Indemnified Party”) against all losses, claims, damages, liabilities (joint or several) and expenses (collectively, “Losses”) incurred by such party arising out of any third party claims based upon or caused by any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by Exabyte of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws in connection with any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement; and Exabyte will reimburse each Indemnified Party for any legal or other expenses reasonably incurred, as such expenses are incurred, by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, this Section 7.5.1 shall not apply to any Violation covered by Section 7.5.2.

7.5.2

In connection with the Registration, Imation agrees to indemnify, to the extent permitted by law, Exabyte and its directors and officers and each party who controls Exabyte (each, an “Exabyte Indemnified Party”) against all Losses that arise out of any third party claims based upon or caused by any Violation, in each case to the extent (and only to the extent) that such Violation is caused by any information furnished in writing by Imation, and stated to be specifically for use in such registration or related prospectus or any amendment or supplement thereto and Imation will reimburse the Exabyte Indemnified Party for any legal or other expenses reasonably incurred, as such expenses are incurred, by any of them in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be limited to the net amount of proceeds received by Imation from the sale of Registrable Securities pursuant to such registration statement.

7.5.3

Any person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party’s ability to defend such claim), and (b) unless in the written opinion of legal counsel to such indemnified or indemnifying parties a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall be obligated to pay the fees and expenses of one counsel (but not more than one) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

7.5.4

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

7.6	Rule 144 Information

Until the earlier of (i) the date on which the Registrable Securities may be resold by Imation without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, Exabyte shall use reasonable efforts to file all reports required to be filed by it under the Securities Act, the Rules and Regulations and the Exchange Act and shall take such further action to the extent that it is reasonably able in order to permit Imation to sell the Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

8.	AGREEMENTS OF EXABYTE
8.1 Conduct of the Business". To and including the Closing Date,

(a)   except as contemplated in this Agreement, Exabyte will conduct its business only in the ordinary course of business and in accordance with applicable law;

(b)  Exabyte will not take any action that would render, or that reasonably may be expected to render, any representation or warranty made by Exabyte in this Agreement untrue at the Closing and Exabyte will promptly notify Imation in writing if it should discover that any representation or warranty made by it in this Agreement was when made, has subsequently become or will be on the Closing Date, untrue in any respect;

(c)   Exabyte will notify Imation at least 15 business days prior the closing of any Recapitalization Event; and

(d)  Exabyte will promptly notify Imation of any commencement or threat of litigation or of any governmental or third party complaint, investigations or hearings (or communications indicating that the same may be contemplated) if such litigation, complaint, investigation or hearing relate to the transactions contemplated by this Agreement would have a Material Adverse Effect.

8.2 Consents and Authorizations"8.3

Exabyte will use its reasonable efforts to obtain (at no cost or burden to Imation), on or prior to December 30, 2005, all consents necessary for the consummation of the transactions contemplated by this Agreement.

8.4	Recapitalization

If at any time prior to the Closing Date there is a recapitalization of Exabyte common stock (a “Recapitalization Event”), Exabyte agrees that Imation shall, on the Closing Date, automatically, and without need for further action, be entitled to receive the number of shares of capital stock or other securities or property to which a holder of an aggregate number of shares of Exabyte Common Stock equal to the maximum number of shares which Imation may have become entitled to receive pursuant to Section 2.1 would be entitled to receive in connection with such recapitalization.

9.	BROKERS

Each party to this Agreement agrees to indemnify and hold harmless each other party from and against any liability for fees, commissions or similar payments due to any broker, finder or other person or entity acting on its behalf in connection with the transactions contemplated hereby.

10.	NOTICES

All notices, requests, consents and other communications under this Agreement shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows:

(a)	if to Exabyte, to:

Exabyte Corporation

2108 - 55th Street

Boulder, Colorado 80301

Attention: Legal Department

Facsimile: (303) 417-7142

or to such other person at such other place as Exabyte shall designate to Imation in writing; and

(b)  if to Imation, at its address as set forth on the signature page to this Agreement, or at such other address or addresses as may have been furnished to Exabyte in writing.

Such notice shall be deemed effectively given upon confirmation of receipt by facsimile, one business day after deposit with such overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

11.	MODIFICATION; AMENDMENT

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Exabyte and Imation.

12.	HEADINGS

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.	SEVERABILITY

If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

14.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the state of Delaware to the rights and duties of the parties.

15.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other parties. Signatures received by facsimile shall be deemed to be original signatures for purposes of this Agreement.

16.	TERMINATION

The Closing under this Agreement shall not occur unless the First Closing Date occurs under Amendment No. 2. Notwithstanding the forgoing, this Agreement shall terminate if such First Closing Date has not occurred on or prior to December 30, 2005.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement For Issuance of Stock as of the date first above written.

EXABYTE:	EXABYTE CORPORATION

Name:

Title: Chief Executive Officer

IMATION:	IMATION CORP.

Name:

Title: Vice President and Chief Financial Officer

EXHIBIT B

Schedule of Exceptions

to the Agreement for Issuance of Stock

dated as of October 31, 2005

between

Exabyte Corporation

and

Imation Corp.

Section 4.2

Concurrently with the Closing, pursuant to that certain Securities Purchase Agreement (the “Note Purchase Agreement) among the Company and the purchasers identified on the signature pages thereto (the “Note Purchasers”), the Company will issue to the Note Purchasers (a) up to $10,000,000 of the Company’s 10% Secured Convertible Subordinated Notes due September 30, 2010 (the “Notes”) and (b) warrants to each Note Purchaser to purchase 500 shares of common stock of the Company for each $1,000 principal amount of the Notes purchased by such Note Purchaser (the “Note Purchaser Warrants”). These amounts reflect a 10:1 reverse stock split to be in effect at the Closing.

Section 4.5(a)

•

The revenues of the Company for the third quarter of 2005 are down compared to the revenues of the Company for the second quarter of 2005, and the operating loss of the Company for the third quarter of 2005 will be greater than the operating loss of the Company for the second quarter of 2005.

•	See disclosure in the second item of Section 4.5(d) and the second item of Section 4.6.

Section 4.5(d)

•

See disclosure in Section 4.6 regarding the Wells Fargo Business Credit, Inc. (“Wells Fargo”) and that certain Credit and Security Agreement dated as of March 9, 2005 between the Company and Wells Fargo (the “Credit Agreement”).

•

The Company expects that upon Closing and the payment of the amounts described in the second item of Section 4.6 of this Schedule of Exceptions, Hitachi, Ltd. will amend its Memorandum of Understanding with the Company to (a) reduce payments to be made by the Company to Hitachi in the fourth quarter of 2005 and first quarter of 2006, and (b) increase payments to be made by the Company to Hitachi from April 2006 through February 2007 (the net impact on cash through 12/21/06 will be zero).

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Section 4.5(f)

Upon the Closing, the Note Purchasers will have a second position security interest with respect to all of the Company’s assets, behind Wells Fargo’s first priority security interest pursuant to the Credit Agreement.

Section 4.6

•	The Company is currently in violation of two financial covenants in the Credit Agreement. The Company expects that prior to the Closing, Wells Fargo will waive those violations.
•

The Company is in default of a payment owed to Hitachi, Ltd. in the amount of approximately $2.5 million. The Company expects to pay such amount with a portion of the proceeds of the amounts it receives in connection with the transaction contemplated by the Note Purchase Agreement.

Section 4.7

A class action has been filed against the Company by Landdesign, Inc. in the State of California. The Company’s insurance carrier has assumed the defense of this matter, and the Company expects that any losses incurred in connection with this matter will be covered by its insurance policy with its carrier.

Section 4.9(b)

The execution and delivery of the Stock Issuance Agreement and Amendment No. 2 (as defined in the Stock Issuance Agreement) by the Company, and the consummation by it by the transactions contemplated thereby, require the approval of Wells Fargo pursuant to the Credit Agreement.

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